Exhibit 99.1

Denali Holding Inc. Reports Fiscal Year 2017 First Quarter Financial Results

•	Revenue was $12.5 billion; Non-GAAP revenue was $12.6 billion

•	Operating loss improved to $161 million; Non-GAAP operating income was $565 million, a 37 percent increase year-over-year

•	Cash flow from operations improved approximately $800 million year-over-year

ROUND ROCK, Texas, June 10, 2016 - Denali Holding Inc. (“Denali”), parent company of Dell Inc., today announced its fiscal 2017 first quarter results, with revenue of $12.5 billion from continuing operations, down 2 percent year-over-year, driven by declines in the company’s Client Solutions and Enterprise Solutions Groups, while Dell Software Group revenue was flat. The company reduced its operating loss by 52 percent and grew its non-GAAP operating income by 37 percent year-over-year.

“Overall, we were pleased with our results this quarter,” said Tom Sweet, Denali’s Chief Financial Officer. “We’re continuing to make balanced decisions between growth and profitability, while making investments that position us to address our customers’ critical IT needs in the data center. In the quarter, net income was $55 million and Denali delivered approximately $660 million in adjusted EBITDA, and our cash flow from operations was $3 billion over the past year,” said Mr. Sweet. “We’re committed to our long-term focus to grow revenue and profitability while generating strong cash flow.”

Key Business Highlights:

•	Cash used in operations in the quarter was $63 million. The company’s cash generation is seasonally low in its first quarter;

•	Cash from operations on a trailing twelve-month basis was approximately $3 billion, up 103 percent;

•	13th consecutive quarter of year-over-year share gains in PCs;

•	Grew Latitude commercial notebook revenue both year-over-year and sequentially;

•	Grew revenue year-over-year in APJ, driven by 5 percent growth in China;

•	Strong year-over-year revenue growth in Dell Storage SC product line; modular server business strength maintained; and

•	Strong momentum for the company’s scalable and cost-effective hybrid cloud solutions, including, the Dell Hybrid Cloud Platform for VMware, Dell Hybrid Cloud System with Microsoft, Cloud FlexPay program and Dell Red Hat OpenStack Cloud Solution.

Fiscal Year 2017 First Quarter Results:

•	Revenue was $12.5 billion, a 2 percent decline from the previous year;

•	Operating loss for the quarter was $161 million, a 52 percent improvement from the previous year;

•	Non-GAAP revenue in the quarter was $12.6 billion, a 3 percent decline from the previous year;

•	Non-GAAP operating income was $565 million, a 37 percent increase from the previous year;

•	Adjusted EBITDA in the quarter was $659 million, a 28 percent increase from the previous year; and

•	Cash and investments ending the quarter totaled $6.2 billion.

	Three Months Ended
	April 29, 2016	May 1, 2015	Change
	(in millions)
Net revenue	$12,534	$12,838	(2%)
Operating loss	$(161)	$(335)	52%
Net loss from continuing operations	$(426)	$(476)	11%

Non-GAAP net revenue	$12,612	$12,985	(3%)
Non-GAAP operating income	$565	$412	37%
Adjusted EBITDA	$659	$513	28%

Q1 net loss from continuing operations includes approximately $700 million of adjustments that are not reflected in non-GAAP net income from continuing operations. The majority of these adjustments are non-cash and relate to purchase accounting. Information about Denali’s use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year over year unless otherwise noted.

Operating Segments Summary:

•	Enterprise Solutions Group revenue was $3.6 billion, a 2 percent decline year-over-year. Operating income for the quarter was $192 million, a 20 percent decline, as the company continued to make investments in its sales force and solutions that position the company to address customers’ critical IT needs in the data center.

•	Client Solutions revenue for the quarter declined by 3 percent to $8.6 billion year-over-year. Operating income for the quarter was $385 million, a 76 percent increase. Operating income favorability was primarily driven by strength in notebooks, growth in attached software, peripherals and services, and improved costs. The company’s decline in revenue was at a slower rate than the industry as the company grew unit share for the 13th consecutive quarter.

•	Dell Software Group revenue was $334 million, flat year-over-year. Operating income was $28 million, or 8.4 percent of revenue, as the company saw improvement in the quarter driven by growth in Security and Boomi, which are delivering innovative, scalable solutions.

Conference Call Information

As previously announced, Denali Holding Inc. will hold a conference call to discuss its first quarter performance today, June 10, 2016, at 11 a.m. CDT. The conference call will be broadcast live over the Internet and can be accessed at www.dell.com/investors. For those unable to listen to the live broadcast, an archived version will be available at the same location until July 10, 2016.

A slide presentation containing additional financial and operating information may be downloaded from Dell’s website at www.dell.com/investors prior to the conference call.

About Denali Holding Inc. and Dell Inc.

Dell Inc., a wholly owned subsidiary of Denali Holding Inc. listens to customers and delivers worldwide innovative technology, business solutions and services that give them the power to do more. For more information, visit www.dell.com. To communicate directly with Dell, go to www.dell.com/dellshares.

Non-GAAP Financial Measures

The press release presents information about the Company’s non-GAAP product net revenue, non-GAAP services net revenue, non-GAAP net revenue, non-GAAP product gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income from continuing operations, non-GAAP earnings from continuing operations per share - diluted, EBITDA and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:

Statements in this press release that relate to future results and events are forward-looking statements and are based on Denali’s current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Denali’s results could be materially different from its expectations because of various risks, including the risks described in the section titled “Risk Factors” of the proxy statement/prospectus, filed with the Securities and Exchange Commission on June 6, 2016, forming part of Denali’s Registration Statement on Form S-4 (Registration No. 333-208524). Factors or risks that could cause Denali’s results to differ materially from its expectations include risks relating to Denali’s proposed merger with EMC Corporation, including but not limited to: the failure to consummate or delay in consummating the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied or that required financing for the proposed merger may not be available or may be delayed; the risk that a regulatory approval that may be required for the proposed merger is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; risks relating to the trading price of Class V Common Stock to be issued by Denali in the proposed merger relative to the trading price of shares of common stock of VMware, Inc.; the effect of the announcement of the proposed merger on Denali’s relationships with its customers, operating results and business generally; and adverse changes in general economic or market conditions. Any or all forward-looking statements Denali makes may turn out to be wrong and can be affected by inaccurate assumptions Denali might make or by known or unknown risks, uncertainties and other factors, including those identified above. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Denali does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.

Special Note on the Divestiture:

On March 27, 2016, Dell Inc. entered into a definitive agreement with NTT Data International L.L.C. to sell substantially all of Dell Services, including the Dell Services Federal Government business, for cash consideration of approximately $3.1 billion. Dell Services includes business process outsourcing, application management, and infrastructure services. The pending transaction does not include the global support, deployment, and professional services offerings. Accordingly, the results of operations of Dell Services have been excluded from the results of continuing operations and from segment results.

Dell is a trademark of Dell Inc. Dell disclaims any proprietary interest in the marks and names of others.

Dell Media Contacts:

David Frink	Dell	(512) 728-2678	david_frink@dell.com
Kimberly Otzman	Dell	(408) 916-7338	kimberly_otzman@dell.com
Investor Relations Contacts:
Kristy Bias	Dell	(512) 728-1658	kristy_harris_bias@dell.com
Karen Litzler-Hollier	Dell	(512) 728-0388	karen_litzler-Hollie@dell.com

DENALI HOLDING INC.

Condensed Consolidated Statements of Income (Loss) and Related Financial Highlights

(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended		% Growth Rates Yr. to Yr.
	April 29, 2016	May 1, 2015
Net revenue:
Products	$10,322	$10,660	(3%)
Services, including software related	2,212	2,178	2%

Total net revenue	12,534	12,838	(2%)

Cost of net revenue:
Products	8,887	9,456	(6%)
Services, including software related	1,229	1,253	(2%)

Total cost of net revenue	10,116	10,709	(6%)

Gross margin	2,418	2,129	14%

Operating expenses:
Selling, general, and administrative	2,246	2,139	5%
Research, development, and engineering	333	325	2%

Total operating expenses	2,579	2,464	5%

Operating loss	(161)	(335)	52%

Interest and other, net	(205)	(179)	(15%)

Loss from continuing operations before income taxes	(366)	(514)	29%
Income tax provision (benefit)	60	(38)	NM

Net loss from continuing operations	(426)	(476)	11%
Income (loss) from discontinued operations, net of income taxes	481	(28)	NM

Net income (loss)	$55	$(504)	111%

Income (loss) per share - basic:
Continuing operations	$(1.05)	$(1.17)	10%
Discontinuing operations	1.19	(0.07)	NM

Earnings (loss) per share - basic	$0.14	$(1.24)	111%

Income (loss) per share - diluted:
Continuing operations	$(1.05)	$(1.17)	10%
Discontinuing operations	1.19	(0.07)	NM

Earnings (loss) per share - diluted	$0.14	$(1.24)	111%

Weighted-average shares outstanding:
Basic	405	405
Diluted	405	405

Percentage of Total Net Revenue:
Gross margin	19.3%	16.6%
Selling, general, and administrative	17.9%	16.7%
Research, development, and engineering	2.7%	2.5%
Operating expenses	20.6%	19.2%
Operating loss	(1.3%)	(2.6%)
Loss from continuing operations before income taxes	(2.9%)	(4.0%)
Net loss from continuing operations	(3.4%)	(3.7%)

Income tax rate	(16.4%)	7.4%

DENALI HOLDING INC.

Condensed Consolidated Statements of Financial Position

(in millions; unaudited)

	April 29, 2016	January 29, 2016
Assets:
Current assets:
Cash and cash equivalents	$6,139	$6,576
Accounts receivable, net	5,075	5,092
Short-term financing receivables, net	2,855	2,915
Inventories, net	1,655	1,643
Other current assets	3,321	3,508
Current assets held for sale	1,719	1,721

Total current assets	20,764	21,455
Property, plant, and equipment, net	1,684	1,755
Long-term investments	101	114
Long-term financing receivables, net	2,190	2,177
Goodwill	9,797	9,797
Intangible assets, net	8,663	9,190
Other non-current assets	680	634

Total assets	$43,879	$45,122

Liabilities and Stockholders’ Equity:
Current liabilities:
Short-term debt	$2,465	$2,981
Accounts payable	12,412	12,761
Accrued and other	4,193	4,377
Short-term deferred revenue	4,414	4,257
Current liabilities held for sale	464	614

Total current liabilities	23,948	24,990
Long-term debt	10,679	10,650
Long-term deferred revenue	4,484	4,422
Other non-current liabilities	3,036	3,488

Total liabilities	42,147	43,550

Redeemable shares	165	106

Total Denali stockholders’ equity	1,442	1,466
Non-controlling interest	125	—

Total stockholders’ equity	1,567	1,466

Total liabilities and stockholders’ equity	$43,879	$45,122

DENALI HOLDING INC.

Condensed Consolidated Statements of Cash Flows

(in millions; unaudited)

	Three Months Ended
	April 29, 2016	May 1, 2015
Cash flows from operating activities:
Net income (loss)	$55	$(504)
Adjustments to reconcile net income (loss) to net cash provided by operating activities	(118)	(391)

Change in cash from operating activities	(63)	(895)

Cash flows from investing activities:
Investments:
Purchases	—	(2)
Maturities and sales	12	—
Capital expenditures	(92)	(114)
Proceeds from sale of facilities, land, and other assets	4	—
Collections on purchased financing receivables	16	25
Divestitures of businesses, net of cash transferred	—	8

Change in cash from investing activities	(60)	(83)

Cash flows from financing activities:
Contributions from non-controlling interests, net	102	—
Issuance of common stock under employee plans	—	1
Payments for debt issuance costs	(2)	(6)
Proceeds from debt	552	2,025
Repayments of debt	(1,041)	(1,662)
Other	2	—

Change in cash from financing activities	(387)	358

Effect of exchange rate changes on cash and cash equivalents	73	(4)

Change in cash and cash equivalents	(437)	(624)

Cash and cash equivalents at beginning of the period	6,576	5,398

Cash and cash equivalents at end of the period	$6,139	$4,774

Non-GAAP Financial Measures

In this press release the Company uses supplemental measures of performance which are derived from the consolidated financial information but which are not presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. These non-GAAP financial measures include non-GAAP product net revenue; non-GAAP services net revenue; non-GAAP net revenue; non-GAAP product gross margin; non-GAAP services gross margin; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP net income from continuing operations; non-GAAP earnings per share - diluted from continuing operations; earnings before interest and other, net, taxes, depreciation and amortization, referred to as EBITDA; and adjusted EBITDA.

The Company uses non-GAAP financial measures to supplement financial information presented on a GAAP basis. The Company believes that excluding certain items from GAAP results allows management to better understand the consolidated financial performance from period to period and better project future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, the Company believes these non-GAAP financial measures will provide its stakeholders with useful information to help them evaluate operating results by facilitating an enhanced understanding of the Company’s operating performance and enabling them to make more meaningful period to period comparisons.

In particular, the Company has excluded the impact of purchase accounting adjustments related to the acquisition of Dell Inc. by Denali Holding Inc. (the “going-private transaction”). The going-private transaction was recorded using the acquisition method of accounting in accordance with the accounting guidance for business combinations. This guidance prescribes that the purchase price be allocated to assets acquired and liabilities assumed based on the estimated fair value of such assets and liabilities on the date of the transaction. All of the Company’s assets and liabilities were accounted for and recognized at fair value as of the transaction date, and the fair value adjustments are being amortized over the estimated useful lives in the periods following the transaction, while the ongoing business and operations did not change. As a result, the Company believes that excluding these adjustments provides results that are useful in understanding the Company’s operating performance, and aligns with how the business is managed. Excluding these adjustments also provides for more comparable operating results over the periods presented.

There are limitations to the use of the non-GAAP financial measures presented in this report. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than Denali does, limiting the usefulness of those measures for comparative purposes.

Non-GAAP product net revenue, non-GAAP services net revenue, non-GAAP net revenue, non-GAAP product gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share, as defined by the Company, exclude the following items: the impact of purchase accounting, amortization of intangible assets, other corporate expenses, and for non-GAAP net income and non-GAAP earnings per share, an aggregate adjustment for income taxes. As the excluded items have a material impact on Denali’s financial results, management compensates for this limitation by relying primarily on GAAP results and using non-GAAP financial measures supplementally or for projections when comparable GAAP financial measures are not available. The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net revenue, gross margin, operating expenses, operating income, or net income prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis.

Reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure are presented below. You are encouraged to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. See the discussion below for more information on each of the excluded items as well as the reasons they have been excluded them from the non-GAAP results. In future fiscal periods, the Company may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items and other similar items in the non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

The following is a summary of the items excluded from the most comparable GAAP financial measures to calculate non-GAAP financial measures:

•	Impact of Purchase Accounting — The impact of purchase accounting includes purchase accounting adjustments recorded under the acquisition method of accounting, related to the going-private transaction. Purchase accounting adjustments primarily include fair value adjustments made to deferred revenue, inventory, and property, plant, and equipment which are recorded over time. The Company excludes these charges for purposes of calculating the non-GAAP financial measures presented below to facilitate a more meaningful evaluation of the current operating performance and comparisons to past operating performance.

•	Amortization of Intangible Assets — Amortization of intangible assets consists of amortization of customer relationships, developed technology and trade names. In connection with the going-private transaction, all of Denali’s tangible and intangible assets and liabilities were accounted for and recognized at fair value on the transaction date. Accordingly, for the periods presented, amortization of intangible assets represents amortization associated with intangible assets recognized in connection with the going-private transaction. Amortization charges for purchased intangible assets are significantly impacted by the timing and magnitude of acquisitions, and these charges may vary in amount from period to period. The Company excludes these charges for purposes of calculating the non-GAAP financial measures presented below to facilitate a more meaningful evaluation of the current operating performance and comparisons to past operating performance.

•	Other Corporate Expenses — Other corporate expenses consists of the following items:

•	Severance and facility action costs primarily related to severance and benefits for employees terminated pursuant to cost savings initiatives.

•	Acquisition, integration, and divestiture related charges which are expensed as incurred and consist primarily of consulting and advisory services and retention payments. During the first quarter of Fiscal 2017, these charges include $56 million of operating expenses related to the pending EMC merger.

•	Stock-based compensation expense associated with equity awards.

Other corporate expenses vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, although the Company may incur these types of expenses in the future, the Company believes that eliminating these charges for purposes of calculating the non-GAAP financial measures presented below facilitates a more meaningful evaluation of the current operating performance and comparisons to past operating performance.

•	Aggregate Adjustment for Income Taxes — The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments mentioned above. During the first quarter of Fiscal 2017, this amount also includes tax charges of approximately $135 million on previously untaxed earnings of a foreign subsidiary that will no longer be permanently reinvested as a result of the Dell Services divestiture. The tax effects are determined based on the tax jurisdictions where the above items were incurred.

•	Non-GAAP Adjustments Per Share — This financial measure shows the cumulative impact of the above adjustments on earnings per share - diluted.

In addition to the above measures, the Company also uses EBITDA and adjusted EBITDA to provide additional information for evaluation of Denali’s operating performance. Adjusted EBITDA excludes purchase accounting adjustments related to the going-private transaction, severance and facility actions, acquisition, integration, and divestiture related costs, and stock-based compensation expense. The Company believes that due to the non-operational nature of the purchase accounting entries, it is appropriate to exclude these adjustments. EBITDA and adjusted EBITDA provide more comparability between the historical results prior to the completion of the going-private transaction and historical results that reflect the capital structure upon the completion of the going-private transaction.

As is the case with the non-GAAP measures presented above, users should consider the limitations of using EBITDA and adjusted EBITDA, including the fact that those measures do not provide a complete measure of Denali’s operating performance. EBITDA and adjusted EBITDA do not purport to be alternatives to net income as measures of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, EBITDA and adjusted EBITDA are not intended to be a measure of free cash flow available for management’s discretionary use, as these measures do not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments, and other debt service requirements.

The management of Denali believes that these non-GAAP financial measures are helpful in highlighting trends because they exclude the results of decisions that are outside the control of operating management and that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

DENALI HOLDING INC.

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended		% Growth Yr. to Yr.
	April 29, 2016	May 1, 2015
Product net revenue	$10,322	$10,660	(3%)
Non-GAAP adjustments:
Impact of purchase accounting	(1)	1

Non-GAAP product net revenue	$10,321	$10,661	(3%)

Services net revenue	$2,212	$2,178	2%
Non-GAAP adjustments:
Impact of purchase accounting	79	146

Non-GAAP services net revenue	$2,291	$2,324	(1%)

Net revenue	$12,534	$12,838	(2%)
Non-GAAP adjustments:
Impact of purchase accounting	78	147

Non-GAAP net revenue	$12,612	$12,985	(3%)

Product gross margin	$1,435	$1,204	19%
Non-GAAP adjustments:
Impact of purchase accounting	12	13
Amortization of intangibles	124	121
Other corporate expenses	1	1

Non-GAAP product gross margin	$1,572	$1,339	17%

Services gross margin	$983	$925	6%
Non-GAAP adjustments:
Impact of purchase accounting	77	145
Amortization of intangibles	—	—
Other corporate expenses	1	1

Non-GAAP services gross margin	$1,061	$1,071	(1%)

Gross margin	$2,418	$2,129	14%
Non-GAAP adjustments:
Impact of purchase accounting	89	158
Amortization of intangibles	124	121
Other corporate expenses	2	2

Non-GAAP gross margin	$2,633	$2,410	9%

Operating expenses	$2,579	$2,464	5%
Non-GAAP adjustments:
Impact of purchase accounting	(18)	(22)
Amortization of intangibles	(403)	(408)
Other corporate expenses	(90)	(36)

Non-GAAP operating expenses	$2,068	$1,998	4%

Operating loss	$(161)	$(335)	52%
Non-GAAP adjustments:
Impact of purchase accounting	107	180
Amortization of intangibles	527	529
Other corporate expenses	92	38

Non-GAAP operating income	$565	$412	37%

DENALI HOLDING INC.

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended		% Growth Yr. to Yr.
	April 29, 2016	May 1, 2015
Net loss from continuing operations	$(426)	$(476)	11%
Non-GAAP adjustments:
Impact of purchase accounting	107	180
Amortization of intangibles	527	529
Other corporate expenses	92	35
Aggregate adjustment for income taxes	6	(137)

Non-GAAP net income from continuing operations	$306	$131	134%

Earnings (loss) from continuing operations per share - diluted	$(1.05)	$(1.17)	10%
Non-GAAP adjustments per share - diluted	1.79	1.49

Non-GAAP earnings from continuing operations per share - diluted	$0.74	$0.32	131%

Net loss from continuing operations	$(426)	$(476)	11%
Adjustments:
Interest and other, net	205	179
Income tax provision (benefit)	60	(38)
Depreciation and amortization	660	663

EBITDA	$499	$328	52%

EBITDA	$499	$328	52%
Adjustments:
Stock based compensation expense	16	17
Impact of purchase accounting (a)	68	147
Other corporate expenses (b)	76	21

Adjusted EBITDA	$659	$513	28%

(a)	This amount includes the non-cash purchase accounting adjustments related to the going-private transaction.
(b)	Consists of severance and facility action costs and acquisition, integration, and divestiture related costs.

DENALI HOLDING INC.

Segment Information

(in millions, except percentages; unaudited)

	Three Months Ended		% Growth Rates Yr. to Yr.
	April 29, 2016	May 1, 2015
Client Solutions:
Net Revenue (a):
Commercial	$6,145	$6,428	(4%)
Consumer	2,426	2,441	(1%)

Total Client Solutions net revenue	$8,571	$8,869	(3%)

Operating Income:

Client solutions operating income	$385	$219	76%

% of segment net revenue	4.5%	2.5%
% of total segment operating income	63.7%	50.8%

Enterprise Solutions Group:
Net Revenue:
Servers and networking	$3,075	$3,152	(2%)
Storage	538	550	(2%)

Total ESG net revenue	$3,613	$3,702	(2%)

Operating Income:

ESG operating income	$192	$239	(20%)

% of segment net revenue	5.3%	6.5%
% of total segment operating income	31.7%	55.5%

Dell Software Group:
Net Revenue:

DSG net revenue	$334	$333	0%

Operating Income:

DSG operating income	$28	$(27)	204%

% of segment net revenue	8.4%	(8.1%)
% of total segment operating income	4.6%	(6.3%)

Reconciliation to consolidated net revenue:
Total segment net revenue	$12,518	$12,904
Corporate (b)	94	81
Impact of purchase accounting	(78)	(147)

Total consolidated net revenue	$12,534	$12,838

Reconciliation to consolidated operating loss:
Total segment operating income	$605	$431
Impact of purchase accounting (c)	(107)	(180)
Amortization of intangible assets	(527)	(529)
Corporate (b)	(40)	(19)
Other (d)	(92)	(38)

Total operating loss	$(161)	$(335)

(a)	In the first quarter of Fiscal 2017, we redefined the categories within the Client Solutions business unit. None of these changes impacted our consolidated or total business unit results. Prior period amounts have been recast to provide comparability.
(b)	Corporate consists of SecureWorks and unallocated transactions, which include long-term incentives, certain short-term incentive compensation expenses, and other corporate items that are not allocated to Denali’s segments.
(c)	Impact of purchase accounting includes non-cash purchase accounting adjustments related to the going-private transaction.
(d)	Other includes severance and facility action costs, acquisition, integration, and divestiture related costs, and stock-based compensation expenses.